United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2013

Camco Financial Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio	43725
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (740) 435-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 9, 2012, the Consent Order issued to Advantage Bank of Cambridge, Ohio (Advantage), a wholly-owned subsidiary of Camco Financial Corporation (CAFI), by the Federal Deposit Insurance Corporation (FDIC) and State of Ohio, Division of Financial Institutions (Ohio Division) on October 31, 2013 was terminated. The terms and conditions of the terminated Consent Order are incorporated herein by reference to the Form 8-K filed by CAFI on February 15, 2012.

Item 8.01. Other Events.

Advantage has entered into an understanding with the FDIC and Ohio Division that it will submit certain plans and reports to the FDIC and the Ohio Division, to seek the FDIC's and Ohio Division's prior consent before issuing any dividends to CAFI, and to maintain its Tier 1 Leverage Capital Ratio at a minimum of 8.50% and its Total Risk Based Capital Ratio at a minimum of 12.00%. At September 30, 2013 Advantage's Tier 1 Leverage Capital Ratio was 8.88% and its Total Risk Based Capital Ratio was 12.91%.

On November 1, 2013, CAFI issued a press release, a copy of which is attached as Exhibit 99 and is incorporated herein by reference, to announce the termination of the Consent Order.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camco Financial Corporation (Registrant)
November 1, 2013 (Date)	/s/ JAMES E. HUSTON James E. Huston Chief Executive Officer